Exhibit 4.1

DOLLAR FINANCIAL GROUP, INC.,
as Issuer

DFG HOLDINGS, INC.
ANY KIND CHECK CASHING CENTERS, INC.
CASH UNLIMITED OF ARIZONA, INC.
CHECK MART OF LOUISIANA, INC.
CHECK MART OF NEW MEXICO, INC.
CHECK MART OF PENNSYLVANIA, INC.
CHECK MART OF TEXAS, INC.
CHECK MART OF WISCONSIN, INC.
DFG INTERNATIONAL, INC.
DFG WORLD, INC.
DOLLAR FINANCIAL INSURANCE CORP.
FINANCIAL EXCHANGE COMPANY OF OHIO, INC.
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
LOAN MART OF OKLAHOMA, INC.
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA
MONETARY MANAGEMENT OF CALIFORNIA, INC.
MONETARY MANAGEMENT OF MARYLAND, INC.
MONETARY MANAGEMENT OF NEW YORK, INC.
MONEY MART EXPRESS, INC.
MONEYMART, INC.
PACIFIC RING ENTERPRISES, INC.
QTV HOLDINGS, INC.
as Guarantors

9.75% SENIOR NOTES DUE 2011

INDENTURE

Dated as of November 13, 2003

U.S. BANK NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	2.05; 2.07
	(b)	13.03
	(c)	13.03
313	(a)	8.06
	(b)(1)	8.06
	(b)(2)	8.06; 8.07
	(c)	8.06; 13.02
	(d)	8.06
314	(a)	5.03; 13.02
	(b)	11.02; 12.02
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	12.03; 12.04
	(e)	13.05
	(f)	N.A.
315	(a)	8.01
	(b)	8.05; 13.02
	(c)	8.01
	(d)	8.01
	(e)	7.11
316	(a)(last sentence)	2.10
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	2.07
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.06
318	(a)	13.01
	(b)	N.A.
	(c)	13.01
N.A.	means not applicable.

* This cross-reference table is not part of the Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

i

EXHIBITS

EXHIBIT A	FORM OF REGULATION S CERTIFICATE
EXHIBIT B	FORM OF RESTRICTED NOTES CERTIFICATE
EXHIBIT C	FORM OF UNRESTRICTED NOTES CERTIFICATE
EXHIBIT D	FORM OF GUARANTEE
EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT F	FORM OF PLEDGE AGREEMENT
EXHIBIT G	FORM OF INTERCREDITOR AGREEMENT

v

INDENTURE dated as of November 13, 2003 among Dollar Financial Group, Inc., a New York corporation (the “Company”), its parent, DFG Holdings, Inc., a Delaware corporation (“Holdings”), each of the other Guarantors (as defined herein) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9.75% Senior Notes due 2011 (the “Senior Notes”) and the 9.75% Senior Notes due 2011 to be issued in exchange for the Senior Notes in the Exchange Offer (the “Exchange Senior Notes” and, together with the Senior Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

SECTION 1.01                    DEFINITIONS.

“Acquired Debt” means with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time such asset is acquired by such specified Person.

“Administrative Agent” means Wells Fargo Bank, National Association, or any successor thereto, as administrative agent under the Replacement Credit Facility.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Agent” means any Registrar, Paying Agent, any co-Registrar or any additional Paying Agent.

“Agent Members” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that are applicable to such transfer or exchange.

“Asset Sale” means:

(1)                                  the sale, lease, transfer, conveyance or other disposition of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 5.14 hereof and/or the provisions of Section 6.01 hereof and not by the provisions of Section 5.10 hereof; and

(2)                        the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries,

in the case of either subsection (1) or (2), whether in a single transaction or a series of related transactions:

(A)                              that have a fair market value in excess of $1.0 million; or

(B)                                for Net Proceeds in excess of $1.0 million.

Notwithstanding the foregoing, none of the following will be deemed to be an Asset Sale:

(1)                        a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company that is a Guarantor or by a Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company;

(2)                        an issuance of Equity Interests by a Subsidiary to the Company or to a Wholly Owned Subsidiary of the Company;

(3)                        a Restricted Payment that is permitted by Section 5.07 hereof or a Permitted Investment;

(4)                        the Incurrence of Permitted Liens and the disposition of assets subject to such Liens by or on behalf of the Person holding such Liens;

(5)                        the sale of accounts receivable pursuant to a Qualified Receivables Transaction; and

(6)                        any disposition of cash or Cash Equivalents.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bailee” means Wells Fargo Bank, National Association, or any successor thereto, as bailee under the Intercreditor Agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.

“Borrowing Base” means the sum of the following for each of the Company and its Subsidiaries:

(1)                        100% of cash held overnight in store safes;

(2)                        100% of balances held in store accounts;

(3)                        100% of checks held in store safes;

(4)                        100% of clearing house transfers initiated on the previous day and transfers of same-day funds to be credited to store accounts;

(5)                        100% of cash held overnight by armored car carriers;

(6)                        100% of eligible government receivables in respect of government contracts; and

(7)                        100% of cash balances held in demand deposit accounts and/or investment accounts.

The Borrowing Base shall not include any items that have been sold or that have been pledged or deposited in respect of Indebtedness, and shall be determined by the Company upon each Incurrence of Indebtedness, and such determination shall be conclusive so long as it is made in good faith.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or in the city of the Corporate Trust Office of the Trustee are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                        in the case of a corporation, corporate stock;

(2)                        in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                        in the case of a partnership, partnership interests (whether general or limited); and

(4)                        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                        U.S. Government Obligations having maturities of not more than twelve months from the date of acquisition;

(2)                        certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Replacement Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(3)                        repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsections (1) and (2) above entered into with any financial institution meeting the qualifications specified in subsection (2) above;

(4)                        commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group; and

(5)                        money market funds registered with the SEC and meeting the requirements of Section 2(a)(7) of the Investment Company Act of 1940, as amended, and, in each case, maturing within six months after the date of acquisition.

“Change of Control” means the occurrence of any of the following:

(1)                        the sale, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than LGP;

(2)                        the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                        the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than LGP,  becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this subsection (3) such person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Capital Stock of Holdings or the Company; or

(4)                        the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor thereto).

“Collateral”  means the “Collateral” as defined in the Pledge Agreement.

“Collateral Agent” has the meaning assigned to it in the Pledge Agreement.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                        an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2)                        an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3)                        provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4)                        consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(5)                        depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; minus

(6)                        all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period.

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

(1)                        the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

(2)                        the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

(3)                        the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of this Indenture or (2) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the directors who were members of such Board of Directors on the date of this Indenture or whose nomination or election to the Board of Directors was previously so approved.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor Depositary.  The Depositary initially is DTC.

“Disqualified Stock” means any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“DTC” means The Depository Trust Company, a New York corporation.

“Earn-out Obligations” means contingent payment obligations of the Company or any of its Subsidiaries Incurred in connection with the acquisition of assets or businesses, which obligations are payable based on the performance of the assets or businesses so acquired; provided that the amount of such obligations outstanding at any time shall be measured by the maximum amount potentially payable thereunder without regard to performance criteria, the passage of time or other conditions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System (or any successor thereto).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Senior Notes for Exchange Senior Notes.

“Existing Holdings Notes” means the 13.0% Senior Discount Notes due 2006 of Holdings.

“Existing Indebtedness” means (1) Indebtedness of National Money Mart Company in an amount not to exceed the amount committed as of the date of this Indenture under that certain First Bank Overdraft Lending Agreement, dated as of March 1, 2001, between National Money Mart Company and the Bank of Montreal; (2) Indebtedness of Dollar Financial U.K. Limited in an amount not to exceed the amount committed as of the date of this Indenture under that certain Multi Line Facility Agreement, dated as of January 30, 2003, between Dollar Financial U.K. Limited and National Westminster Bank Plc, as amended by that certain Letter Agreement, dated October 10, 2003, between Dollar Financial U.K. Limited and the Royal Bank of Scotland Plc, acting as agent for National Westminster Bank Plc; (3) Indebtedness of the Company and Instant Cash Loans Limited in an amount not to exceed the amount committed as of the date of this Indenture under that certain Participation and Servicing Agreement, dated as of November 15, 2002, among Archbrook Holdings International, LLC, Instant Cash Loans Limited and the Company; and (4) any other Indebtedness of the Company or any of its Subsidiaries outstanding on the date of this Indenture until such Indebtedness is repaid.

“Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1)                        acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of the Company);

(2)                        the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)                        the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1)                        the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if, any) pursuant to Hedging Obligations); and

(2)                        the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and

(3)                        any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on the assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and

(4)                        the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of Preferred Stock of such Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means a Subsidiary of the Company that is organized under the laws of a jurisdiction other than a State of the United States of America and the material portion of the operations of which are conducted outside of the States, Districts, Territories or Possessions of the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of this Indenture, including those set forth in:

(1)                        the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)                        the statements and pronouncements of the Financial Accounting Standards Board;

(3)                        such other statements by such other entity as have been approved by a significant segment of the accounting profession; and

(4)                        the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” means a Note that evidences all or part of the Notes and bears the applicable legend set forth in Section 2.02.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:

(1)                                  purchase or pay (or advance or supply funds for the purchase or payment) of such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(2)                                  purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(3)                                  maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness;

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantees of the Notes” means, collectively, the Guarantees of the Guarantors (i) set forth in Article 11 of this Indenture, (ii) endorsed on any Notes executed, authenticated, issued and delivered hereunder or (iii) in the form of Exhibit D hereto executed by any domestic Subsidiary of the Company becoming a Guarantor under this Indenture pursuant to Section 5.16 hereof.

“Guarantors” means each of: (1) Holdings, DFG International, Inc., DFG World, Inc., Any Kind Check Cashing Centers, Inc., Cash Unlimited of Arizona, Inc., Check Mart of Louisiana, Inc., Check Mart of New Mexico, Inc., Check Mart of Pennsylvania, Inc., Check Mart of Texas, Inc., Check Mart of Wisconsin, Inc., Dollar Financial Insurance Corp., Financial Exchange Company of Ohio, Inc., Financial Exchange Company of Pennsylvania, Inc., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc., Loan Mart of Oklahoma, Inc., Monetary Management Corporation of Pennsylvania, Monetary Management of California, Inc., Monetary Management of Maryland, Inc., Monetary Management of New York, Inc., Money Mart Express, Inc., Moneymart, Inc., Pacific Ring Enterprises, Inc. and QTV Holdings, Inc. and (2) any other domestic Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided, further, that the accretion of original issue discount on Indebtedness shall not be deemed to be an Incurrence of Indebtedness.  Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1)                        every obligation of such Person for money borrowed, including, without limitation, in each case, premium, interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees and expenses related thereto;

(2)                        every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

(3)                        every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person;

(4)                        every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue or which are being contested in good faith);

(5)                        every Capital Lease Obligation of such Person;

(6)                        the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;

(7)                        every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (collectively, “Hedging Obligations”); and

(8)                        every obligation of the type referred to in subsections (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, Guarantor or otherwise, to the extent of such Guarantee or other liability.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Regulation S Notes” means the Notes sold by the Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date of this Indenture, between Wells Fargo Bank, National Association, as Administrative Agent and Bailee, and the Trustee, as acknowledged and agreed to by the Company and the Guarantors, attached hereto as Exhibit G, as such agreement may be amended, restated or otherwise modified from time to time.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

“LGP” means Leonard Green & Partners, L.P. and any affiliated investment fund managed by it.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” means all liquidated damages then owing pursuant to Section 6 of the Registration Rights Agreement.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain

(but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (B) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Holdings Notes” means the 16.0% Senior Notes due 2012 and the 13.95% Senior Subordinated Notes due 2012 of Holdings.

“New Holdings Notes Purchase Agreements”  means the Purchase Agreements, each dated as of the date of this Indenture, with respect to the New Holdings Notes.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Director of Finance, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Investments” means:

(1)                        any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of the indenture;

(2)                        any Investment in cash or Cash Equivalents or the Notes;

(3)                        any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of this Indenture or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is engaged in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of this Indenture;

(4)                        any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.10;

(5)                        advances to employees of the Company and its Subsidiaries in the ordinary course of business;

(6)                        Investments received in settlement of bona fide disputes or as distributions in bankruptcy, insolvency or similar proceedings; and

(7)                        other Investments in any Person (other than Holdings or an Affiliate of Holdings that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this subsection (7) that are at the time outstanding, not to exceed $5.0 million.

“Permitted Liens” means:

(1)                        Liens securing Indebtedness under the Replacement Credit Facility that was permitted by the terms of this Indenture to be Incurred;

(2)                        Liens in favor of the Company;

(3)                        Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

(4)                        Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)                        Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(6)                        Liens securing Indebtedness (including Capital Lease Obligations) permitted by subsection (3) of Section 5.09 covering only the assets acquired with such Indebtedness and directly related assets such as proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto;

(7)                        Liens existing on the date of this Indenture and replacement Liens that do not encumber additional assets, unless such encumbrance is otherwise permitted;

(8)                        Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)                        Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary;

(10)                  Liens securing Permitted Refinancing Debt; provided that the Company was permitted to Incur Liens with respect to the Indebtedness so refinanced;

(11)                  statutory and common law Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business with respect to amounts that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12)                  Liens arising from filings of Uniform Commercial Code financing statements or similar documents regarding leases or otherwise for precautionary purposes relating to arrangements not constituting Indebtedness;

(13)                  Liens securing compensation, reimbursement and indemnification obligations of the Company or any of its Subsidiaries in favor of the Trustee under this Indenture, and in favor of trustees or comparable representatives under other indentures, agreements or instruments governing Indebtedness permitted to be Incurred by Section 5.09; and

(14)                  Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

“Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that:

(1)                        the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount and premium, if any, plus accrued interest (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith);

(2)                        such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                        if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                        such Indebtedness is Incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or would otherwise be permitted to Incur such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“Pledge Agreement” means a Pledge Agreement substantially in the form set forth in Exhibit F.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Public Equity Offering” means any underwritten public offering of common equity securities or units including or representing common equity securities of the Company or Holdings for cash; provided that at the time of or upon consummation of such offering, such common equity securities or units of the Company or Holdings are listed on a national securities exchange or quoted on the National Market System of The Nasdaq Stock Market, Inc.

“Purchase Agreement” means the Purchase Agreement, dated as of November 7, 2003, among the Company, the Guarantors and Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the several Purchasers named on Schedule A thereto, as such agreement may be amended from time to time.

“Purchasers” means the Purchasers named in Schedule A to the Purchase Agreement.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries and any related assets, including all collateral securing such accounts receivable, all contracts and Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:

(1)                                  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a)                                  is Guaranteed by the Company or any of its other Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction),

(b)                                 is recourse to or obligates the Company or any of its other Subsidiaries in any way other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or

(c)                                  subjects any property or asset of the Company or any of its other Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

(2)                                  with which neither the Company nor any of its other Subsidiaries has any material contract, agreement or understanding other than (a) sales of accounts receivable and related assets to such Subsidiary and other transactions within the customary parameters of asset securitization transactions involving accounts receivable, (b) transactions on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (c) customary transaction costs, fees and expenses Incurred in connection with asset securitization transactions involving accounts receivable and fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)                                  with which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Registered Notes” means the Exchange Senior Notes and all Senior Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Notes.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Exhibit A.

“Regulation S Global Note” has the meaning specified in Section 2.01.

“Regulation S Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Regulation S Global Note.

“Regulation S Note” means all Notes required pursuant to Section 2.08(f) to bear a Regulation S Legend.  Such term includes the Regulation S Global Note.

“Replacement Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of the date of this Indenture, by and among the Company, Holdings and the lenders from time to time party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time (with the same or different lenders and agents).

“Responsible Officer” when used with respect to the Trustee, means any officer or employee within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Note” has the meaning specified in Section 2.01.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means all Notes required pursuant to Section 2.08(f) to bear a Restricted Notes Legend.  Such term includes the Restricted Global Note.

“Restricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit B.

“Restricted Notes Legend” means a legend substantially in the form of the legend required in the form of Note set forth in Section 2.02 to be placed upon a Restricted Note.

“Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes were first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Notes pursuant to the Purchase Agreement occurs.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Notes” means the Notes purchased by the Purchasers from the Company pursuant to the Purchase Agreement other than the Initial Regulation S Notes.

“Sale and Leaseback Transaction” means an arrangement relating to property owned by the Company or one of its Subsidiaries on the date of this Indenture or thereafter acquired by the Company or one of its Subsidiaries whereby the Company or such Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission, or any successor agency thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means a Restricted Notes Legend or a Regulation S Legend.

“Security Documents” means, collectively, all Pledge Agreements required to be executed pursuant to Article Twelve of this Indenture and all other agreements, collateral assignments or other instruments evidencing or creating any security interests in favor of the Collateral Agent for the benefit of itself, the Trustee and/or the Holders in all or a portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary,” as defined under Rule 1-02 of Regulation S-X promulgated by the SEC as such regulation is in effect on the date of this Indenture.

“Stated Maturity” when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Successor Notes” of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in force at the date as of which this instrument was executed, except as provided in Section 10.03; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder (or any successor thereto).

“Unrestricted Notes Certificate” means a certificate substantially in the form set forth in Exhibit C.

“U.S. Government Obligation” means:

(1)                        any security which is a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2)                        any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

“U.S. Person” has the meaning specified in Regulation S.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                        the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2)                        the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person (or any combination thereof).

SECTION 1.02                    OTHER DEFINITIONS.

Term	Defined in Section

“Affiliate Transaction”	5.11
“Asset Sale Offer”	3.09
“Change of Control Offer”	5.14
“Change of Control Payment”	5.14
“Change of Control Payment Date”	5.14
“Company”	Recitals
“Covenant Defeasance”	9.03
“Custodian”	7.01
“Event of Default”	7.01
“Excess Proceeds”	5.10
“Exchange Senior Notes”	Recitals
“Holdings”	Recitals
“Legal Defeasance”	9.02
“Notes”	Recitals
“Notes Register”	2.05
“Notice of Default”	7.01
“Offer Amount”	3.09
“Offer Period”	3.09
“Pari Passu Debt”	3.09
“Pari Passu Holders”	3.09
“Paying Agent”	2.05
“Payment Default”	7.01
“Purchase Date”	3.09
“Registrar”	2.05
“Restricted Payments”	5.07
“Senior Notes”	Recitals

SECTION 1.03                    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04                    RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  provisions apply to successive events and transactions;

(6)                                  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7)                                  references to any statute, law or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law or regulation.

ARTICLE 2
THE NOTES

SECTION 2.01                    FORMS OF NOTES.

The Notes and the Trustee’s certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable law or the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The certificated Notes shall be printed, lithographed or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).  Such Global Notes, together with their Successor Notes which are Global Notes other than the Regulation S Global Note, are collectively herein called the “Restricted Global Note.”

Upon their original issuance, Initial Regulation S Notes shall be issued in the form of one or more Global Notes registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct); provided, that upon such deposit all such Notes shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream.  Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note, are collectively herein called the “Regulation S Global Note.”

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream (or, in each case, the equivalent documents setting forth the procedures of Euroclear and Clearstream) shall be applicable to the transfer of beneficial interests in the Regulation S Global Note that are held by the Agent Members through Euroclear or Clearstream.

Except as set forth in Section 2.08 hereof, the Global Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

SECTION 2.02                    FORM OF FACE OF NOTE

[If the Note is a Global Note, then insert—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[If the Note is a Global Note and DTC is to be the Depositary therefor, then insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If the Note is a Restricted Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[If the Note is a Regulation S Note, then insert—THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

SENIOR NOTES DUE 2011

CUSIP

No.	$

DOLLAR FINANCIAL GROUP, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on November 15, 2011.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:

DOLLAR FINANCIAL GROUP, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

SECTION 2.03                    FORM OF REVERSE OF NOTE

1.                                      INTEREST. Dollar Financial Group, Inc., a New York corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.75% per annum from                 until maturity and shall pay the Liquidated Damages payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                . The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including postpetition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.                                      INDENTURE. The Company issued the Notes under an Indenture dated as of November 13, 2003 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  All capitalized terms which are defined in the Indenture and used in this Note without other definition shall have the meanings assigned to them in the Indenture.

5.                                       OPTIONAL REDEMPTION. (a)  Except as set forth in subparagraph (b) of this paragraph 5, the Company shall not have the option to redeem the Notes prior to November 15, 2007. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated

Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR	PERCENTAGE
2007	104.875%
2008	102.438%
2009 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subparagraph (a) of this paragraph 5, at any time prior to November 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided that the Company receives net cash proceeds from contributions to its equity capital by Holdings (other than contributions in exchange for Disqualified Stock or Indebtedness) from, or the issue or sale of its Capital Stock (other than Capital Stock sold to a Subsidiary of the Company and other than Disqualified Stock) in, one or more Public Equity Offerings prior to November 15, 2006; that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption; and that the redemption shall occur within 60 days of such Public Equity Offering.

6.                                       MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES.  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

7.                                       REPURCHASE AT OPTION OF HOLDER.  Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 25 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee setting forth the procedures governing the Change of Control Offer as required by Section 5.14 of the Indenture.

When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an Asset Sale Offer pursuant to Section 3.09 of the Indenture to all Holders and all Pari Passu Holders to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof and the instrument or instruments governing such Pari Passu Debt. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders and Pari Passu Holders, respectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase.”

8.                                      NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  Notices of redemption may not be conditional.  On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10.                               PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.                               AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture.

12.                               DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with the provisions of Sections 5.07, 5.09, 5.10, 5.14 or 6.01 of the Indenture; (iv) failure to observe or perform any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments which are non-appealable aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Liquidated Damages, if any on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                     TRUSTEE DEALINGS WITH COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

14.                     NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement, the Pledge Agreements or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

15.                     AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                     ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                     ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date of the Indenture (the “Registration Rights Agreement”), between the Company, the Guarantors and Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as representatives of the several purchasers named on Schedule A to the Purchase Agreement.

18.                     GUARANTEES. This Note is entitled to the benefits of the Guarantees of the Notes (including the Guarantee of the Notes endorsed hereon) made for the benefit of the Holders, the Trustee and the Collateral Agent by each of the Guarantors.

19.                     SECURITY DOCUMENTS.  This Note and the Guarantees of the Notes are entitled to the benefits of each of the Security Documents.

20.                     INTERCREDITOR AGREEMENT.  This Note and the Guarantees of the Notes are subject to the subordination provisions and other limitations set forth in the Intercreditor Agreement.  Each Holder, by its acceptance of this Note, consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

21.                     CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement, the Security Documents and/or the Intercreditor Agreement.  Requests may be made to:

Dollar Financial Group, Inc.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*              Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.10 or 5.14 of the Indenture, check the box below:

☐ Section 5.10	☐ Section 5.14

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 5.10 or Section 5.14 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

Tax Identification No.:

Signature Guarantee:*

*                                         Participant in Recognized Signature Medallion Program (or other signature guarantor acceptable to Trustee).

[If the note is a Global Note, then insert—SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
OR ANOTHER GLOBAL NOTE

The following exchanges of a part of this Global Note for certificated Notes or another Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officers of Trustee or Note Custodian

]

[The form of Guarantee of the Notes to be endorsed on all Notes shall be substantially as follows:

GUARANTEE

For value received, each of the undersigned Guarantors hereby, jointly and severally, unconditionally Guarantees to any Holder of the Note upon which this Guarantee of the Notes is endorsed ,and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Note upon which this Guarantee of the Notes is endorsed, the Security Documents or the obligations of the Company thereunder, that: (a) the principal of and premium, if any, and interest, including Liquidated Damages, if any, on the Note upon which this Guarantee of the Notes is endorsed shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Liquidated Damages, if any, if lawful, and all other obligations of the Company to any such Holder, the Trustee or the Collateral Agent thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of the Note upon which this Guarantee of the Notes is endorsed or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.  Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, each of the undersigned Guarantors shall be, jointly and severally, obligated to pay the same immediately. Each of the undersigned Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Note upon which this Guarantee of the Notes is endorsed, the Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the undersigned Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that this Guarantee of the Notes shall not be discharged except by complete performance of the obligations contained in the Note upon which this Guarantee of the Notes is endorsed, the Indenture and the Security Documents. If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to the Trustee, to the Collateral Agent or to such Holder, this Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the undersigned Guarantors agrees that it shall not be entitled to any right of subrogation in relation to any Holder of the Note upon which this Guarantee of the Notes is endorsed in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed under the Indenture.  Each of the undersigned Guarantors further agrees that, as between the Guarantors, on the one hand, and any Holder of the Note upon which this Guarantee of the Notes is endorsed, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations Guaranteed under the Indenture may be accelerated as provided in Article Seven of the Indenture for purposes of this Guarantee of the Notes, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed under the Indenture and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the undersigned Guarantor for the purpose of this Guarantee of the Notes. Each of the undersigned Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, the Collateral Agent or any Holder of the Note upon which this Guarantee of the Notes is endorsed under this Guarantee of the Notes or the Indenture.

THE OBLIGATIONS OF EACH OF THE UNDERSIGNED GUARANTORS TO ANY HOLDER OF THE NOTE UPON WHICH THIS GUARANTEE OF THE NOTES IS ENDORSED AND TO THE TRUSTEE AND THE COLLATERAL AGENT PURSUANT TO THIS GUARANTEE OF THE NOTES AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE ELEVEN OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each of the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company’s obligations under the Note upon which this Guarantee of the Notes is endorsed, the Indenture and the Security Documents and shall inure to the benefit of the Trustee, the Collateral Agent and any Holder of this Note and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of this Note or the Trustee or the Collateral Agent, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of Section 11.04 of the Indenture shall automatically be released of its obligations hereunder without the necessity of any action by any Person and regardless of whether this Guarantee is amended to reflect such release. This is a Guarantee of payment and not a guarantee of collection.

For purposes hereof, each of the undersigned Guarantors’ liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the Note upon which this Guarantee of the Notes is endorsed, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Company under the Note upon which this Guarantee of the Notes is endorsed, the Indenture and the Security Documents and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time this Guarantee of the Notes was entered into, or at the time such Guarantor Incurred liability hereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left such Guarantor with debts beyond its ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed hereby is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Each of the undersigned Guarantors hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee of the Notes and to constitute the valid obligation of such Guarantor have been done and performed and have happened in due compliance with all applicable laws.

The terms of this Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York.

Capitalized terms used herein have the same meanings given in the Indenture, dated as of November 13, 2003 (the “Indenture”), among the Dollar Financial Group, Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as the Trustee, unless otherwise indicated.]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee of the Notes to be duly executed by its duly authorized officer.

Dated:

DFG HOLDINGS, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

ANY KIND CHECK CASHING CENTERS, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CASH UNLIMITED OF ARIZONA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF LOUISIANA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF NEW MEXICO, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF PENNSYLVANIA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF TEXAS, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF WISCONSIN, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

DFG INTERNATIONAL., INC.

By:
Donald Gayhardt
President and Chief Financial Officer

DFG WORLD, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

DOLLAR FINANCIAL INSURANCE CORP.

By:
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF OHIO, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

LOAN MART OF OKLAHOMA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA

By:
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF CALIFORNIA, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF MARYLAND, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF NEW YORK, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

MONEY MART EXPRESS, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

MONEYMART , INC.

By:
Donald Gayhardt
President and Chief Financial Officer

PACIFIC RING ENTERPRISES, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

QTV HOLDINGS, INC.

By:
Donald Gayhardt
President and Chief Financial Officer

SECTION 2.04                    EXECUTION AND AUTHENTICATION.

The Notes shall be executed on behalf of the Company and the Guarantees of the Notes endorsed thereon shall be executed on behalf of each of the Guarantors respectively by one of its Officers.  The signature of any of these Officers on the Notes or the Guarantees of the Notes may be manual or facsimile.

Notes and Guarantees of the Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company or a Guarantor, respectively, shall bind the Company and such Guarantor, respectively, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes and the Guarantees of the Notes or did not hold such offices at the date of such Notes and the Guarantees of the Notes.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company, and with Guarantees endorsed thereon executed by each of the Guarantors, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.  Subject to the limitations set forth in this Indenture, the Company may, without the consent of the Holders, issue additional Notes under this Indenture having the same terms in all respects as such Notes or similar in all respects to such Notes except for the payment of interest (1) scheduled and paid prior to the date of issuance of those additional Notes or (2) payable on the first interest payment date following the date of their issuance.  All Notes issued under this Indenture shall be treated as a single class for all purposes hereunder, including with respect to the Guarantees of the Notes and the Collateral.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Each Note shall be dated the date of its authentication.  Each Guarantee of the Notes shall be dated the date of the execution of the applicable Guarantor.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.05                    REGISTRAR AND PAYING AGENT.

The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (the “Notes Register”) and of their transfer and exchange.  Such Notes Register shall distinguish between Senior Notes and Exchange Senior Notes.  The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.06                    PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes, and will promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.07                    HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.08                    REGISTRATION; TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.

(a)                                  Transfer and Exchange of Global Notes.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Note. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

(i)                                     Restricted Global Note to Regulation S Global Note.  If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(i) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, in the form of Exhibit A hereto, duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, the Trustee, as Registrar but subject to subsection (a)(v) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount.

(ii)                                  Regulation S Global Note to Restricted Global Note.  If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this subsection (a)(ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, in the form of Exhibit B hereto, duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, the Trustee, as Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount.

(iii)                               Restricted Non-Global Note to Restricted Global Note or Regulation S Global Note.  If the Holder of a Restricted Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this subsection (a)(iii) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) a Restricted Notes Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Note, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Note, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

(iv)                              Regulation S Non-Global Note to Restricted Global Note or Regulation S Global Note.  If the Holder of a Regulation S Note (other than a Global Note) wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this subsection (a)(iv) and subsection (a)(v) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Registrar, of (A) such Note and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Note or Regulation S Global Note in a specified principal amount not greater than the principal amount of such Note be credited to a specified Agent Member’s account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Note, a Restricted Notes Certificate, duly executed by such Holder or his attorney duly authorized in writing, the Trustee, as Registrar, but subject to subsection (a)(v) below, shall cancel such Note (and issue a new

Note in respect of any untransferred portion thereof) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

(v)                                 Regulation S Global Note to be Held Through Euroclear or Clearstream during Restricted Period.  The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this subsection (a)(v) shall not prohibit any transfer or exchange of such an interest in accordance with subsection (a)(ii) above or (c) below.

(b)                                 Transfer and Exchange of Certificated Notes. When certificated Notes are presented by a Holder to the Registrar with a request:

(x)                                   to register the transfer of the certificated Notes; or

(y)                                 to exchange such certificated Notes for an equal principal amount of certificated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the certificated Notes presented or surrendered for register of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

(ii)                                  if the Note is to be transferred in whole or in part and is a Restricted Note, or is a Regulation S Note and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Notes Certificate, duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Note (subject in each case to Section 2.08(f))

(c)                                  Transfer of a Beneficial Interest in a Restricted Global Note or Regulation S Global Note for a Certificated Note.

(i)                                     Any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Clearstream, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note or Regulation S Global Note; provided, that if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Global Note and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 2.08(f));

(ii)                                  in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Restricted Global Note or

Regulation S Global Note, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a certificated Note in the appropriate principal amount.

(iii)                               Certificated Notes issued in exchange for a beneficial interest in a Restricted Global Note or Regulation S Global Note, as applicable, pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such certificated Notes to the Persons in whose names such Notes are so registered. Following any such issuance of certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

(d)                                 Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 2.08), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e)                                  Authentication of Certificated Notes in Absence of Depositary.  If at any time:

(i)                                     the Depositary (a)  notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary for the Global Notes is not appointed by the Company within 90 days thereafter;

(ii)                                  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture; or

(iii)                               there has occurred and is continuing a Default or Event of Default with respect to the Notes, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.04 hereof, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

(f)                                    Securities Act Legends.  Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and Initial Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

(i)                                     subject to the following subsections of this Section 2.08(f), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

(ii)                                  subject to the following subsections of this Section 2.08(f), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note; provided, that if such new Note is required pursuant to Section 2.08(b) or (c) to be issued in the form of a Restricted Note, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

(iii)                               Registered Notes shall not bear a Securities Act Legend;

(iv)                              at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, in the form of Exhibit C hereto, duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, at the direction of the Company, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note;

(v)                                 a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note; and

(vi)                              notwithstanding the foregoing provisions of this Section 2.08(f), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a “restricted note” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note.

(g)                                 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Notes have been exchanged for certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 5.10, 5.14 and 10.05 hereto).

(iii)                               All certificated Notes and Global Notes issued upon any registration of transfer or exchange of certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt (except for the differences between the Exchange Senior Notes and the Senior Notes provided for herein) and entitled to the same benefits under this Indenture, as the certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Company shall not be required:

(A)                              to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                                to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange a Note between a record date and the immediately following interest payment date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate certificated Notes and Global Notes in accordance with the provisions of Section 2.04 hereof.

(vii)                           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(viii)                        Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.09                    REPLACEMENT NOTES.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.10                    OUTSTANDING NOTES.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.11                    TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.12                    TEMPORARY NOTES.

Until certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.13                    CANCELLATION.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14                    DEFAULTED INTEREST.

If the Company defaults in a payment of interest (including Liquidated Damages, if any) on the Notes, it shall pay the defaulted interest (including Liquidated Damages, if any) in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest (including Liquidated Damages, if any), to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest (including Liquidated Damages, if any) proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3
REDEMPTION AND PREPAYMENT

SECTION 3.01                    NOTICES TO TRUSTEE.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the subsection of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02                    SELECTION OF NOTES TO BE REDEEMED.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Notes or portions of them called for redemption. Except as provided in this Section 3.02, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03                    NOTICE OF REDEMPTION.

Subject to the provisions of Section 3.09 hereof, at least 30 but not more than 60 days before the redemption date, the Company shall mail or caused to be mailed, by first class mail, a notice of redemption to each Holder of Notes whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or

Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04                    EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05                    DEPOSIT OF REDEMPTION PRICE.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, Liquidated Damages, if any, and accrued interest on all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01 hereof.

SECTION 3.06                    NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07                    OPTIONAL REDEMPTION.

(a)                                  Except as set forth in subsection (b) of this Section 3.07, the Company shall not have the option to redeem the Notes prior to November 15, 2007. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR	PERCENTAGE
2007	104.875%
2008	102.438%
2009 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subsection (a) of this Section 3.07, at any time prior to November 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date; provided that the Company receives net cash proceeds from contributions to its equity capital by Holdings (other than contributions in exchange for Disqualified Stock or Indebtedness) from, or the issue or sale of its Capital Stock in, one or more Public Equity Offerings prior to November 15, 2006; that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and that the redemption shall occur within 60 days of such Public Equity Offering.

(c)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08                    MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES.

Except as set forth in Sections 5.10 and 5.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments or offers to purchase with respect to the Notes.  The Company may at any time and from time to time purchase Notes in the open market or otherwise.

SECTION 3.09                    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

In the event that, pursuant to Section 5.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified in this Section 3.09.

The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.10 hereof (the “Offer Amount”).  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and all holders (“Pari Passu Holders”) of other equally ranked Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (“Pari Passu Debt”). The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)                                  that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 5.10 hereof and the length of time the Asset Sale Offer shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

(d)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have Notes in denominations of $1,000, or integral multiples thereof, (unless such amount represents the entire principal amount of Notes held by such Holder) purchased;

(f)                                    that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(g)                                 that Holders shall be entitled to withdraw their election if the Paying Agent or the Depositary, as applicable, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(h)                                 that, if the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders and Pari Passu Holders, respectively, exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis with the Pari Passu Debt (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(i)                                     that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and Pari Passu Debt or portions thereof tendered pursuant to the Asset Sale Offer, or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount received from the Company equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
SATISFACTION AND DISCHARGE

SECTION 4.01                    SATISFACTION AND DISCHARGE.

This Indenture shall cease to be of further effect (except Sections 2.06, 2.08, 2.09, 3.07, 5.01, 8.01, 8.02 and 8.07), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)                                  either:

(A)                              the Company will have paid or will have caused to be paid the principal of, premium, if any, interest and Liquidated Damages, if any, as and when the same shall have become due and payable;

(B)                                all outstanding Notes (other than Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 2.09) have been delivered to the Trustee for cancellation; or

(C)                                an irrevocable notice of redemption has been delivered in accordance with Section 3.03 with respect to all outstanding Notes and the Company has made an irrevocable deposit with the Trustee, in trust, of cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the applicable redemption date;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to subsection (C) of subsection (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.05 shall survive.

SECTION 4.02                    APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 9.05, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Liquidated Damages) for whose payment such money has been deposited with the Trustee.

ARTICLE 5
COVENANTS

SECTION 5.01                    PAYMENT OF NOTES.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 5.02                    MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee one such office or agency of the Company.

SECTION 5.03       REPORTS.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such annual reports and such information, documents and other reports to be so filed and provided at the times specified for the filing thereof under such Sections.  In addition, the Company will furnish to the Holders and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates as provided in Section 5.04).

SECTION 5.04                    COMPLIANCE CERTIFICATE.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, Liquidated Damages or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Five or Article Six hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.05       TAXES.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 5.06       STAY, EXTENSION AND USURY LAWS.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.07                RESTRICTED PAYMENTS.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(1)        declare or pay any dividend on, or make any other payment or distribution in respect of, its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock) or dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company);

(2)        purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than Equity Interests of a Subsidiary of the Company);

(3)        make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Guarantee thereof, except at final maturity thereof; or

(4)        make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)           no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(B)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a); and

(C)           such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (6) of subsection (b) below), is, at the time of determination, less than the sum of:

(i)            50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing January 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(ii)           100% of the aggregate net cash proceeds received by the Company from contributions to its equity capital by Holdings (other than contributions in exchange for Disqualified Stock or Indebtedness) or the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(iii)          to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

(x)            the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); and

(y)           the initial amount of such Restricted Investment, plus

(iv)         $20.0 million.

(b)           The foregoing provisions shall not prohibit:

(1)        the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)        the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or with the net cash proceeds from, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from subclause (4)(C)(ii) of subsection (a) above;

(3)        the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from subclause (4)(C)(ii) of subsection (a) above;

(4)        the payment of any distribution or dividend to Holdings to enable Holdings to redeem, repurchase, retire or otherwise acquire for value any Equity Interests of Holdings, the Company or any Subsidiary of the Company held by any member of the Company’s (or any of its Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such redeemed, repurchased, retired or otherwise acquired Equity Interests shall not exceed $750,000 in any twelve-month period and $3.0 million in the aggregate (in each case plus the amount of net cash proceeds received by the Company from any issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment); and provided, further, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(5)        for any interest payment date on or after May 15, 2009, the payment of cash dividends or the making of loans to Holdings in an amount sufficient to enable Holdings to make payments of interest required to be made in respect of the New Holdings Notes in accordance with the terms thereof in effect on the date of the New Holdings Notes Purchase Agreements; provided that the conditions set forth in subclauses (4)(A) and (B) of subsection (a) above are satisfied and such payments of interest are made no earlier than the third Business Day prior to the due date and with the proceeds of such dividends or loans; and

(6)        the payment of a distribution or dividend or the making of a loan (A) not to exceed $20.0 million to Holdings to redeem Existing Holdings Notes and (B) not to exceed $5.0 million to Holdings to pay fees and expenses in connection with the exchange of the Existing Holdings Notes for the New Holdings Notes and the financing payment required to be paid upon the issuance of the New Holdings Notes and the registration of the New Holdings Notes in accordance with the terms of the New Holdings Notes Purchase Agreements.

The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment in excess of $750,000, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.07 were computed, which calculations may be based upon the Company’s latest available financial statements.

SECTION 5.08       DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

(1)        pay dividends or make any other distributions to the Company or any of its Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2)        pay any Indebtedness owed to the Company or any of its Subsidiaries;

(3)        make loans or advances to the Company or any of its Subsidiaries; or

(4)        transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)           However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1)        Existing Indebtedness as in effect on the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Indebtedness as in effect on the date of this Indenture;

(2)        the Replacement Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Replacement Credit Facility as in effect on the date of this Indenture;

(3)        this Indenture and the Notes;

(4)        applicable law;

(5)        customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

(6)        purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (4) of subsection (a) above on the property so acquired;

(7)        an agreement for the sale or other disposition of all or substantially all of the Equity Interests or assets of a Subsidiary of the Company that restricts distributions or dispositions of assets by such Subsidiary pending the sale or disposition;

(8)        Liens securing Indebtedness otherwise permitted to be Incurred pursuant to Section 5.09 that limit the right of Company or any of its Subsidiaries to dispose of the asset or assets subject to such Lien;

(9)        provisions with respect to the disposition or distribution of funds or other property in partnership, joint venture and other similar agreements entered into in the ordinary course of business; or

(10)      Permitted Refinancing Debt; provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 5.09       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any of its Subsidiaries that is a Guarantor may Incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock and any Subsidiary of the Company that is a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom, including, without limitation, the effect of acquisitions or repayments or redemptions of Indebtedness to be funded by such proceeds), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The foregoing provisions shall not apply to:

(1)        the Incurrence by the Company (and Guarantees thereof by the Guarantors) of Indebtedness for working capital purposes and letters of credit pursuant to the Replacement Credit Facility (with letters of credit to the extent not supporting Indebtedness otherwise Incurred under this Section 5.09 being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) in an aggregate principal amount not to exceed as of any date of Incurrence the greater of (A) $55.0 million, minus the amount of any permanent reduction in the amount of borrowings permitted thereunder in accordance with the terms thereof, and (B) the amount of the Borrowing Base;

(2)        the Incurrence by the Company and the Guarantors of the Indebtedness represented by the Notes and the Guarantees thereof;

(3)        the Incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

(4)        the Incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be Incurred;

(5)        the Incurrence of intercompany Indebtedness (A) between or among the Company and any of its Wholly Owned Subsidiaries or (B) by any Subsidiary that is not a Wholly Owned Subsidiary of the Company to the Company or a Wholly Owned Subsidiary thereof; provided, however, that (1) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the payment in full of all obligations with respect to the Notes, in the case of the Company, or the Guarantees of the Notes, in the case of a Guarantor, and (2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary thereof shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(6)        the Incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) currency exchange risk in connection with existing financial obligations and not for purposes of speculation;

(7)        the Incurrence by the Company or any of its Subsidiaries of Earn-out Obligations in an aggregate amount not to exceed $10.0 million at any time outstanding;

(8)        the Incurrence of Existing Indebtedness;

(9)        the Incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

(10)      the Incurrence by a Receivables Subsidiary of Indebtedness in connection with a Qualified Receivables Transaction that is without recourse (other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction) to the Company or any of its other Subsidiaries or any of their respective assets and that is not Guaranteed by the Company or any of its other Subsidiaries; and

(11)      the Incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this subsection (b)) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; provided, however, that the aggregate principal amount (or accreted value, as applicable) of Indebtedness that may be Incurred by any of the Foreign Subsidiaries of the Company pursuant to this clause at any time outstanding may not exceed $10.0 million.

(c)           For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (11) of subsection (b) above or under subsection (a) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 5.09 and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to subsection (a) above, and may re-classify any such item of Indebtedness from time to time among such clauses or subsection (a) above, so long as such item meets the applicable criteria for such category.  For avoidance of doubt, Indebtedness may be Incurred in part pursuant to one of the clauses (1) through (11) above, and in part under one or more other clauses or under subsection (a) above.  Accrual of interest, accretion of accreted value and issuance of securities paid-in-kind shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 5.09.

SECTION 5.10       ASSET SALES.

(a)           The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless:

(1)           the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents;

provided that the amount of:

(1)           any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Subsidiary from further liability; and

(2)           any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion), shall be deemed to be cash for purposes of this provision.

(b)           Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1)           to permanently reduce secured or equally-ranked Indebtedness (and to correspondingly reduce commitments with respect thereto); or

(2)           to the making of a capital expenditure or the acquisition of a controlling interest in another business or other long-term assets, in each case, in a line of business the same as, or similar or related to, the line of business the Company and its Subsidiaries were engaged in on the date of this Indenture.

(c)           Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Replacement Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in the subsection (b) above shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to commence an Asset Sale Offer pursuant to Section 3.09 hereof to all Holders of Notes and all Pari Passu Holders, to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds.  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.  The offer price for such Asset Sale Offer shall be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 3.09 and the instrument or instruments governing such Pari Passu Debt, respectively. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by Holders and Pari Passu Holders, respectively, exceeds the amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 5.11       TRANSACTIONS WITH AFFILIATES.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, exchange, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a)           such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

(b)           if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction has determined in good faith that the criteria set forth in subsection (a) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate; and

(c)           if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view is or has been issued by an accounting, appraisal or investment banking firm of national standing;

provided that:

(1)           any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary;

(2)           transactions between or among the Company and/or its Subsidiaries;

(3)           the payment of Earn-out Obligations pursuant to agreements entered into at such time as the recipient of such payments was not an Affiliate of the Company or such Subsidiary;

(4)           the payment of fees to LGP in an amount not to exceed $1.0 million per fiscal year, plus any amounts available for such payments, but not paid, in prior fiscal years, from and after the date of this Indenture;

(5)           any agreement existing on the date of this Indenture, as in effect on the date of this Indenture, or as modified, amended or amended and restated by any modification, amendment or amendment and restatement made in compliance with the applicable provisions of subsections (a), (b) and (c) above;

(6)           customary compensation of, and indemnity arrangements in favor of, directors of Holdings, the Company and its Subsidiaries; and

(7)           Restricted Payments that are permitted by Section 5.07 and Permitted Investments;

in each case, shall not be deemed Affiliate Transactions.

SECTION 5.12       LIENS.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or assignment or conveyance.

SECTION 5.13       CORPORATE EXISTENCE.

Subject to Article Six hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 5.14       OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

(a)           Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the “Change of Control Payment”). The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Within 25 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 5.14 and that all Notes tendered will be accepted for payment;

(2)                                  the purchase price and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the “Change of Control Payment Date”);

(3)                                  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(4)                                  that any Notes not tendered will continue to accrue interest;

(5)                                  that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date;

(6)                                  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent or Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)                                  that Holders shall be entitled to withdraw their election if the Paying Agent or Depositary, as applicable, receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(8)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)           The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.14 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 5.15       SALE AND LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property unless:

(a)           the Company or such Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a) and (2) Incur a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 5.12;

(b)           the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction; and

(c)           the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 5.10.

The foregoing provisions shall not apply to transactions among the Company and any of the Guarantors, among Guarantors or among Subsidiaries of the Company that are not Guarantors.

SECTION 5.16       ADDITIONAL SUBSIDIARY GUARANTEES.

If the Company or any of its Subsidiaries shall acquire or create another domestic Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall (A) execute and deliver to the Trustee a Guarantee of the Notes in the form of Exhibit D hereto and a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes, the Indenture and the Security Documents on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an Opinion of Counsel, in accordance with the terms of Section 13.04 or 13.05 of this Indenture; provided that the foregoing provision shall not apply to any Subsidiary to the extent that (i) in the opinion of counsel to the Company, such Subsidiary is unable to execute a Guarantee by reason of any legal or regulatory prohibition or restriction and (ii) such Subsidiary is not, directly or indirectly, an obligor under the Replacement Credit Facility or any other bank facility.

SECTION 5.17       FURTHER ASSURANCES.

The Company and the Guarantors shall, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

SECTION 5.18       LIMITATIONS ON LAYERING INDEBTEDNESS.

The Guarantors will not, directly or indirectly, Incur any Indebtedness that is subordinate or junior in any respect in right of payment to the Guarantors’ Guarantees of obligations under the Replacement Credit Facility and senior in any respect in right of payment to the Guarantors’ Guarantees of the notes.

SECTION 5.19       IMPAIRMENT OF SECURITY INTEREST.

The Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of this Indenture or the Pledge Agreements shall not be deemed to impair such security interest.

ARTICLE 6

SUCCESSORS

SECTION 6.01       MERGER, CONSOLIDATION, OR SALE OF ASSETS.

The Company shall not, in any transaction or series of related transactions:

(1)           merge or consolidate with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person; or

(2)           permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, unless:

(A)                    either:

(i)            if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation; or

(ii)           the Person formed by any consolidation with or merger with or into the Company, or to which all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture and, in each case, this Indenture, as so supplemented, shall remain in full force and effect; and

(B)           immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (including any Indebtedness Incurred or anticipated to be

Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(C)           the Company or the successor entity to the Company shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period (but without giving effect to the costs and expenses of such transaction), be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a).

The foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Subsidiary to any other Subsidiary, or the merger or consolidation of any Subsidiary with or into any other Subsidiary or the Company.

In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements of this Indenture and an Opinion of Counsel to the same effect.  Each such Officers’ Certificate shall set forth the manner of determination of the Company’s compliance with subsection 2(C).

SECTION 6.02       SUCCESSOR ENTITY SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company or the Company and its Subsidiaries, taken as a whole, as the case may be, in accordance with Section 6.01 hereof, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 6.01 hereof.

ARTICLE 7

DEFAULTS AND REMEDIES

SECTION 7.01       EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days;

(b)           the Company defaults in the payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c)           the Company fails to comply with the provisions of Section 5.07, 5.09, 5.10, 5.14 or 6.01 hereof;

(d)           the Company fails to observe or perform any other covenant or agreement of the Company under this Indenture or the Notes and the Default continues for a period of 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(e)           a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(f)            the Company or any of its Subsidiaries fails to pay final judgments which are non-appealable aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g)           except as otherwise permitted under the provisions of this Indenture, any Guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee of the Notes;

(h)           the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)           commences a voluntary case,

(2)           consents to the entry of an order for relief against it in an involuntary case,

(3)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(4)           makes a general assignment for the benefit of its creditors, or

(5)           generally is not paying its debts as they become due; or

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case;

(2)           appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(3)           orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under subsection (d) is not an Event of Default until the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to November 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 15, 2007, then the premium immediately due and payable, to the extent permitted by law upon the acceleration of the Notes, for purposes of this paragraph for each of the years beginning on November 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

Year	Percentage
2003	109.750%
2004	108.531%
2005	107.313%
2006	106.094%

SECTION 7.02       ACCELERATION.

If any Event of Default (other than an Event of Default specified in subsection (h) or (i) of Section 7.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in subsection (h) or (i) of Section 7.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.03       OTHER REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04       WAIVER OF PAST DEFAULTS.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, interest or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05       CONTROL BY MAJORITY.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 7.06       LIMITATION ON SUITS.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 7.07       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Liquidated Damages, if any, on any Note, on or after the respective due dates expressed in any such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08       COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09       TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes) or their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10       PRIORITIES.

If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

SECTION 7.11       UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 8
TRUSTEE

SECTION 8.01       DUTIES OF TRUSTEE.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the

Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of subsection (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), and (c) of this Section.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02       RIGHTS OF TRUSTEE.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 8.03       INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.04       TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 8.05       NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 8.06       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(1) and (2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 8.07       COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it

(including reasonable fees and expenses of counsel) in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 8.08       REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of at least a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 8.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 8.09       SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10       ELIGIBILITY, DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1),(2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 8.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 9
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Nine.

SECTION 9.02       LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in subsections (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due;

(b)           the Company’s obligations with respect to such Notes under Article Two and Section 5.02 hereof;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(d)           this Article Nine.

Subject to compliance with this Article Nine, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

SECTION 9.03       COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15 and 5.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(d) through 7.01(f) hereof shall not constitute Events of Default.

SECTION 9.04       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b)           in the case of an election under Section 9.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 7.01(h) or 7.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)            the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be avoidable as a preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i)            such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such Act or exempt from regulation thereunder.

SECTION 9.05       DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 9.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06       REPAYMENT TO COMPANY

Subject to Section 8.07 hereof, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the

Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.07       REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01                     WITHOUT CONSENT OF HOLDERS OF NOTES.

Notwithstanding Section 10.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to provide for the assumption of the Company’s obligations to Holders of the Notes in the case of a merger or consolidation pursuant to Article Six hereof;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes, provided, that any supplemental indenture providing for an additional Guarantee of the Notes pursuant to Section 5.16 need only be executed and delivered by the new Guarantor party thereto;

(e)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(f)            to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02           WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section 10.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Notwithstanding the foregoing, without the consent of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver to this Indenture may make any change in the provisions of Sections 5.10 or 5.14 hereof that adversely affects the rights of any Holder of Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the principal of, premium, if any, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 5.10 and 5.14 hereof);

(c)           reduce the rate of or change the time for payment of interest, including default interest, or Liquidated Damages, if any, on any Note;

(d)           waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)           make any Note payable in money other than that stated in the Notes;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes;

(g)           waive a redemption payment with respect to any Note (except as provided above with respect to Sections 5.10 or 5.14 hereof); or

(h)           make any changes in the foregoing amendment and waiver provisions.

SECTION 10.03                     COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 10.04                     REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 10.05                     NOTATION ON OR EXCHANGE OF NOTES.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06                     TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 11
GUARANTEES

SECTION 11.01                     GUARANTEES.

Each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium, if any, and interest, including Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Liquidated Damages, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that the Guarantees of the Notes shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and the Security Documents. If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to the Trustee, to the Collateral Agent or to such Holder, the Guarantees of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven for the purposes of the Guarantees of the Notes, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantees of the Notes. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, the Collateral Agent or the Holders under the Guarantees of the Notes.

SECTION 11.02                     EXECUTION AND DELIVERY OF GUARANTEES.

To evidence its Guarantee of the Notes set forth in Section 11.01, each Guarantor party to this Indenture on the date hereof hereby agrees to execute the Guarantee of the Notes substantially in the form set forth in Section 2.03 to be endorsed on each Note authenticated and delivered by the Trustee.  Each such Guarantee shall be executed on behalf of each of the Guarantors and dated as set forth in Section 2.04 prior to the authentication of the Note on which it is endorsed, and the delivery of the Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantees on behalf of each of the Guarantors.

To the extent not a party to this Indenture on the date hereof, each Guarantor shall execute and deliver to the Trustee a Guarantee in the form of Exhibit D hereto and a supplemental indenture substantially in the form of Exhibit E hereto, pursuant to which such Subsidiary shall become a Guarantor under this Article Eleven and shall Guarantee the obligations of the Company under this Indenture, the Notes and the Security Documents. Concurrently with the execution and delivery of such Guarantee and such supplemental indenture, such Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by such Guarantor and that such Guarantor’s Guarantee is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

If an Officer whose signature is on this Indenture or on a Guarantee of the Notes no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee of the Notes is endorsed, the Guarantee of the Notes shall be valid nevertheless.

SECTION 11.03                     GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor) unless:

(a)           subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) unconditionally assumes all the obligations of such Guarantor under such Guarantor’s Guarantee of the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture, in form and substance reasonably satisfactory to the Trustee;

(b)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(c)           the Company would be permitted (immediately after giving effect to such transaction, but without giving effect to the costs and expenses of such transaction) to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a) hereof.

Notwithstanding the foregoing, no Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 6.01 hereof.

In case of any such consolidation or merger and upon the assumption by the successor Person (if other than the Company or another Guarantor)  by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees of the Notes to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under this

Indenture as the Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees of the Notes had been issued at the date of the execution hereof.

Except as set forth in Articles Five and Six hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

SECTION 11.04                     RELEASES OF GUARANTEES.

In the event of:

(a)           the defeasance or discharge of the Notes in accordance with Section 9.02 or 4.01, respectively;

(b)           a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Net Proceeds are applied in accordance with Section 5.10; or

(c)           a sale or other disposition of all of the Capital Stock of a Guarantor, if the Net Proceeds are applied in accordance with Section 5.10; or

(d)           the dissolution of a Guarantor which is not prohibited by Section 5.13 of this Indenture,

such Guarantor (and any of its Subsidiaries that are Guarantors) will be released and relieved of any obligations under its Guarantee of the Notes. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such defeasance or discharge or such sale or other disposition or dissolution was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 5.10, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee of the Notes.

Any Guarantor not released from its obligations under its Guarantee of the Notes shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture, the Notes and the Security Documents as provided in this Article Eleven.

SECTION 11.05                     LIMITATION ON GUARANTOR LIABILITY.

For purposes hereof, each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under its Guarantee of the Notes, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Company under the Notes, this Indenture and the Security Documents and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, or at the time such Guarantor Incurred liability thereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left such Guarantor with debts beyond such Guarantor’s ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed pursuant to its Guarantee of the Notes is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such

Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.06                     “TRUSTEE” TO INCLUDE PAYING AGENT.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article Eleven shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article Eleven in place of the Trustee.

SECTION 11.07                     INTERCREDITOR AGREEMENT

The Guarantees of the Notes and the Security Documents are subject to the subordination provisions and other limitations set forth in the Intercreditor Agreement.  Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 11.08                     PRIORITY OF GUARANTEES.

Subject to the subordination provisions and other limitations set forth in the Intercreditor Agreement, the Guarantees rank pari passu in right of payment with all existing and future senior Indebtedness of the Guarantors. For purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven hereof, and the Intercreditor Agreement.

ARTICLE 12
COLLATERAL AND SECURITY DOCUMENTS

SECTION 12.01                     SECURITY DOCUMENTS.

With respect to any Guarantees of the Notes by Guarantors now or hereafter directly owning Capital Stock of any Foreign Subsidiary, such Guarantors’ Guarantees of the Notes shall be secured by a Lien on the Collateral owned by such Guarantors, subject only to the security interest in the Collateral granted to the Administrative Agent and the lenders under the Replacement Credit Facility or any other security interest permitted by the terms of this Indenture, as provided in a Pledge Agreement in the form of Exhibit F hereto.  Each such Guarantor directly owning any Capital Stock of any Foreign Subsidiary as of the date hereof shall, with respect to such Capital Stock owned as of the date hereof and with respect to any such Capital Stock acquired by such Guarantor after the date hereof, execute and deliver to the Trustee a Pledge Agreement concurrent with the execution of this Indenture.  Each such Guarantor acquiring direct ownership of any Capital Stock of any Foreign Subsidiary after the date hereof shall, with respect to such Capital Stock acquired after the date hereof and with respect to any such Capital Stock acquired by such Guarantor after the date thereof, execute and deliver to the Trustee a Pledge Agreement concurrently with the acquisition of ownership of such Capital Stock.  Concurrently with the execution and delivery of such Pledge Agreement, such Guarantor shall deliver to the Trustee an Opinion of

Counsel stating that the foregoing has been duly authorized, executed and delivered by such Guarantor and that such Pledge Agreement is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and creates a valid, perfected and enforceable security interest in the Collateral.  Such Opinion of Counsel shall be substantially in the form of the Opinion of Counsel delivered on the date hereof, with qualifications and assumptions substantially similar to those set forth therein, subject to changes in applicable law (including changes resulting from statutory amendments, judicial decisions, common law, interpretations by any governmental, judicial, administrative or regulatory authority having jurisdiction thereover, orders, decrees and judgments), facts or circumstances after the date hereof.  Certificates representing such Capital Stock shall be delivered at the time of execution of the Pledge Agreement or, if later, the time of acquisition of ownership of the Capital Stock represented by such certificates: (i) if prior to the Final Standstill Termination Date under the Intercreditor Agreement, to the Bailee or (ii) if subsequent to the Final Standstill Termination Date under the Intercreditor Agreement, to the Collateral Agent.

In addition, in the event the Company shall hereafter acquire direct ownership of any Capital Stock of any Foreign Subsidiary, the due and punctual payment of principal of and premium, if any, and interest, including Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Liquidated Damages, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes and the Security Documents according to the terms hereunder or thereunder (including pursuant to any extension of time of payment or renewal) shall be secured by a Lien on the Collateral owned by the Company, subject only to the security interest in the Collateral granted to the Administrative Agent and the lenders under the Replacement Credit Facility or any other security interest permitted by the terms of this Indenture, as provided in a Pledge Agreement in the form of Exhibit F hereto.  In such event, the Company shall execute and deliver to the Trustee a Pledge Agreement concurrently with the acquisition of ownership of such Capital Stock.  Concurrently with the execution and delivery of such Pledge Agreement, the Company shall deliver to the Trustee an Opinion of Counsel stating that the foregoing has been duly authorized, executed and delivered by the Company and that such Pledge Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and creates a valid, perfected and enforceable security interest in the Collateral.  Such Opinion of Counsel shall be substantially in the form of the Opinion of Counsel delivered on the date hereof, with qualifications and assumptions substantially similar to those set forth therein, subject to changes in applicable law (including changes resulting from statutory amendments, judicial decisions, common law, interpretations by any governmental, judicial, administrative or regulatory authority having jurisdiction thereover, orders, decrees and judgments), facts or circumstances after the date hereof.  Certificates representing such Capital Stock shall be delivered at the time of execution of the Pledge Agreement or, if later, the time of acquisition of ownership of the Capital Stock represented by such certificates: (i) if prior to the Final Standstill Termination Date under the Intercreditor Agreement, to the Bailee or (ii) if subsequent to the Final Standstill Termination Date under the Intercreditor Agreement, to the Collateral Agent.

The Company will not, and will not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Liens with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes; provided, however, that the taking of any action with respect to the Collateral that is not prohibited by the terms of the Replacement Credit Facility, the Intercreditor Agreement, the Indenture, the Notes and the Security Documents will not be deemed to impair such security interest.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of the

Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee to direct the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

SECTION 12.02                     RECORDING AND OPINIONS.

(a)           The Company shall cause, at its own expense, this Indenture and each Security Document, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order to preserve, protect and maintain the security interest of the Security Documents, and all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee and the Collateral Agent.  The Company shall pay all taxes, of whatever nature, required to be paid by the Trustee, the Collateral Agent, any other Agent or any Holder under applicable laws and regulations in connection with the execution, delivery, recordation, filing, perfection or enforcement of the Indenture or any of the Security Documents.

(b)           The Company shall furnish to the Trustee:

(1)           promptly after the execution and delivery of this Indenture or other instrument of further assurance, an Opinion of Counsel, stating that, in the opinion of such counsel, this Indenture and the Security Documents and, if applicable, all other instruments of further assurance have been properly executed, recorded, registered and filed to the extent necessary under applicable law to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements have been executed and filed that are necessary under applicable law fully to preserve and protect the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective or to continue the perfection of such Liens; and

(2)           within three months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture and all supplemental indentures thereto, (y) the Security Documents and all amendments thereto and (z) financing statements, continuation statements or other instruments of further assurances, as is necessary under applicable law to maintain the Lien of the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all such financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective or to continue the perfection of such Liens.

SECTION 12.03                     RELEASE OF COLLATERAL.

(a)           Subject to subsections (b) and (c) of this Section 12.03, the Collateral may be released from the security interests created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby.  In the event that the Company delivers an Officer’s Certificate certifying that: (i) all obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Four or defeased and discharged pursuant to Section 9.02; (ii) a sale or other disposition of all or substantially all of the assets of a Foreign Subsidiary, the Capital Stock of which is pledged by the Company or the Guarantor directly owning its Capital Stock, by way of merger, consolidation or otherwise, if the Net Proceeds are applied in accordance with Section 5.10; (iii) a sale or other disposition of all or substantially all of the Capital Stock of a Foreign Subsidiary, the Capital Stock of which is pledged by the Company or the Guarantor directly owning its Capital Stock, if the Net Proceeds are applied in accordance with Section 5.10, or (iv) a dissolution of a Foreign Subsidiary which is not prohibited by Section 5.13 of this Indenture the Capital Stock of which is pledged by the Company or the Guarantor directly owning its Capital Stock, the Trustee shall, at the request and expense of the Company, deliver a certificate and such other documents as the Collateral Agent may reasonably request to the Collateral Agent instructing the Collateral Agent in accordance with the Security Documents to release the applicable Collateral from the terms of the Security Documents and hereof and to deliver to the Company such documents as the Company reasonably request to evidence the same.

(b)           At any time when an Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) pursuant to Section 7.02 hereof, none of the Collateral shall be released except as permitted by the provisions of the Security Documents, and no release of the Collateral in contravention of this Section 12.03(b) shall be effective as against the Holders.

(c)           The release of any Collateral from the terms hereof and of any of the Security Documents or the release, in whole or in part, of the Lien created by any of the Security Documents shall not be deemed to impair the Lien described in Section 12.01 in contravention of the provisions of this Indenture if and to the extent that the Collateral or Liens are released pursuant to, and in accordance with, the terms hereof and pursuant to, and in accordance with, the terms of such Security Document.  The Company, the Trustee and each of the Holders acknowledge that a release of any of the Collateral or any part of the Lien in accordance with the terms of any Security Document and the terms hereof will not be deemed for any purpose to be an impairment of the Lien in contravention of the terms of this Indenture.  To the extent applicable, the Company shall comply with § 314 of the TIA relating to the release of property or securities from the security interest in the Collateral.  Any certificate or opinion required by § 314 of the Trust Indenture Act shall be set forth in an Officers’ Certificate, except in cases in which § 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person (which shall be an independent expert reasonably acceptable to the Trustee).

SECTION 12.04                     CERTIFICATES OF THE COMPANY.

The Company shall furnish to the Trustee, prior to each proposed release of the Collateral pursuant to the Security Documents, (i) all documents required by § 314(d) of the TIA and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by § 314(d) of the TIA.  The Trustee may, to the extent permitted hereby, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05                     AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

Subject to the provisions of Article Eight and the Security Documents, the Trustee may take all actions it deems necessary or appropriate in order to collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and secured by the Security Documents.  Such actions shall include, but not be limited to, instructing or otherwise directing the Collateral Agent in accordance with and to the extent provided in the Security Documents and the Intercreditor Agreement in connection with enforcing or effecting any term or provision of the Security Documents.  The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, this Indenture or the Intercreditor Agreement, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Collateral Agent and the Holders in the Collateral and in the rights, products and proceeds thereof (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or under any Security Document, or be prejudicial to the interests of the Holders or of the Trustee or the Collateral Agent), but, other than in connection with a direction given under Section 7.05, the Trustee shall not have any obligation to exercise any such power or right.

SECTION 12.06                     AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.  Neither receipt by the Trustee or the Collateral Agent, nor any application whatsoever, of any such funds shall operate as a payment or novation of the Company’s or any Guarantor’s Indebtedness under any Security Document or this Indenture or as a reduction of the Liens created under any Security Document, notwithstanding any law, usage or custom to the contrary.

SECTION 12.07                     AMENDMENT OF SECURITY DOCUMENTS.

Without the consent of any Holders, the Trustee may, at the written request of the Company, enter into, in the case of the Intercreditor Agreement, or direct the Collateral Agent to enter into, in the case of any Security Document, one or more amendments to any Security Document or the Intercreditor Agreement, in form satisfactory to the Trustee, to cure any ambiguity, defect or inconsistency or to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes.  With the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), by act of said Holders delivered to the Company and the Trustee, the Trustee may enter into or consent to, in the case of the Intercreditor Agreement, or direct the Collateral Agent to enter into or consent to, in the case of any Security Document, any amendment or supplement to any Security Document or the Intercreditor Agreement or any waiver of compliance with any provision therein to the extent such amendment, supplement or waiver does not require the consent of at least 75% in aggregate principal amount of the Notes or each Holder pursuant to Section 10.02 or 10.03.

SECTION 12.08                     TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee (or, in the case of any Security Document, the Collateral Agent) shall sign any amendment to the Intercreditor Agreement or any Security Document authorized pursuant to this Article Twelve if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment to the Intercreditor Agreement or any Security Document until the Board of Directors approves it.  In executing any amendment to the Intercreditor Agreement or any Security Document, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment to the Intercreditor Agreement or any Security Document is authorized or permitted by this Indenture.

SECTION 12.09                     FURTHER ASSURANCES.

The Company and each Guarantor covenants and agrees that it will, and will cause its Subsidiaries to, at any time and from time to time at the request of the Trustee or the Collateral Agent, execute and deliver to the Trustee or the Collateral Agent, as the case may be, all deeds and documents and do all acts and things which the Trustee or the Collateral Agent may reasonably request or which is necessary or desirable for the purpose of assuring, confirming, mortgaging, pledging and transferring to the Collateral Agent the Collateral and granting to the Trustee, for the benefit of the Trustee, the Collateral Agent and the Holders, a security interest therein and carrying into effect the purposes of the Security Documents and this Article Twelve and to permit or facilitate the enforcement of any Security Document or the realization of any Collateral thereunder.

ARTICLE 13
MISCELLANEOUS

SECTION 13.01                     TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 13.02                     NOTICES.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ addresses:

If to the Company:

Dollar Financial Group, Inc.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312
Telecopier No.:  (610) 296-7844
Attention:  Chief Financial Officer

With a copy to:

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
Telecopier No.:  (310) 203-7199
Attention: Anthony T. Iler, Esq.

If to the Trustee:

U.S. Bank National Association
Corporate Trust Service
225 Asylum Street, 23rd Floor
Hartford, Connecticut  06103
Telecopier No.: (860) 241-6881
Attention:  Kathy A. Larimore

With a copy to:

Reid and Riege
One Financial Plaza
755 Main Street, 21st Floor
Hartford, Connecticut  06103
Telecopier No.: (860) 240-1002
Attention: Earl McMahon, Esq.

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice to any Guarantor may be sent to the Guarantor in care of the Company as set forth above.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03                     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04                     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05                     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06                     RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07                     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement, the Pledge Agreements or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.08                     GOVERNING LAW.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 13.09                     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Guarantees of the Notes.

SECTION 13.10                     SUCCESSORS.

All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11                     SEVERABILITY.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12                     COUNTERPART ORIGINALS.

The parties may sign any number of copies of this Indenture (including by telecopier transmission). Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13                     TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

SIGNATURES

Dated as of November 13, 2003	DOLLAR FINANCIAL GROUP, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

DFG HOLDINGS, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

ANY KIND CHECK CASHING CENTERS, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CASH UNLIMITED OF ARIZONA, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF LOUISIANA, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF NEW MEXICO, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF PENNSYLVANIA, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF TEXAS, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

CHECK MART OF WISCONSIN, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

DFG INTERNATIONAL., INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

DFG WORLD, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

DOLLAR FINANCIAL INSURANCE CORP.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF OHIO, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

LOAN MART OF OKLAHOMA, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF CALIFORNIA, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF MARYLAND, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONETARY MANAGEMENT OF NEW YORK, INC.

By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONEY MART EXPRESS, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

MONEYMART , INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

PACIFIC RING ENTERPRISES, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

QTV HOLDINGS, INC.

	By:	/s/ Donald Gayhardt
Donald Gayhardt
President and Chief Financial Officer

Dated as of November 13, 2003	U.S. BANK NATIONAL ASSOCIATION as Trustee

	By:	/s/ Kathy A. Larimore
Kathy A. Larimore
Vice President

EXHIBIT A—Form of Regulation S

Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to Section 2.08(a)(i) and (iii) and Section 2.08(b) of the Indenture)

U.S. Bank National Association, as Trustee
225 Asylum Street
Hartford, CT 06103
Attn:  Corporate Trust Services

Re:          9.75% Senior Notes due 2011 of Dollar Financial Group, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), among Dollar Financial Group, Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                           principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Note.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(a)           Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(1)           the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(2)           the offer of the Specified Notes was not made to a person in the United States;

(3)           either:

(i)            at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)           the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(4)           no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(5)           if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Notes, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied;

(6)           if the Owner is an officer or director of the Company or a distributor, and is an affiliate of the Company or a distributor solely by virtue of holding such position, no selling concession, fee or other remuneration is paid in connection with such offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent; and

(7)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(b)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(1)           the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or

(2)           the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT B—Form of Restricted

Notes Certificate

RESTRICTED NOTES CERTIFICATE

(For transfers pursuant to Section 2.08(a)(ii), (iii) and (iv) and Section 2.08(b) of the Indenture)

U.S. Bank National Association, as Trustee
225 Asylum Street

Hartford, CT 06103

Attn:  Corporate Trust Services

Re:          9.75% Senior Notes due 2011 of Dollar Financial Group, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), among Dollar Financial Group, Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                                 principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Note or, if pursuant to Rule 144, in the form of a Note bearing no Securities Act Legend pursuant to Section 2.08(f).  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(a)           Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

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(1)            the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(2)            the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(b)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(1)            the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable volume, manner of sale and notice requirements of Rule 144; or

(2)            the transfer is occurring after a holding period of at least two years has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT C—Form of Unrestricted Notes

Certificate

UNRESTRICTED NOTES CERTIFICATE

(For removal of Securities Act Legends pursuant to Section 2.08(f))

U.S. Bank National Association, as Trustee
225 Asylum Street

Hartford, CT 06103

Attn:  Corporate Trust Services

Re:          9.75% Senior Notes due 2011 of Dollar Financial Group, Inc. (the “Notes”)

Reference is made to the Indenture, dated as of November 13, 2003 (the “Indenture”), among Dollar Financial Group, Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S. $                                  principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Notes”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes or (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Notes are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act Legend pursuant to Section 2.08(f) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Notes were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Purchasers.

Date:
(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-2

EXHIBIT D—Form of Guarantee

GUARANTEE

The undersigned Guarantor hereby, jointly and severally with each of the other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes, the Security Documents or the obligations of the Company thereunder, that: (a) the principal of and premium, if any, and interest, including Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Liquidated Damages, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise.  Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the undersigned Guarantor shall be, jointly and severally with each of the other Guarantors, obligated to pay the same immediately. The undersigned Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The undersigned Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that this Guarantee of the Notes shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Security Documents. If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to the Trustee, to the Collateral Agent or to such Holder, this Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. The undersigned Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby.  The undersigned Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven of the Indenture for purposes of this Guarantee of the Notes, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the undersigned Guarantor for the purpose of this Guarantee of the Notes. The undersigned Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee, the Collateral Agent or the Holders under this Guarantee of the Notes or the Indenture.

THE OBLIGATIONS OF THE UNDERSIGNED GUARANTOR TO THE HOLDERS AND TO THE TRUSTEE AND THE COLLATERAL AGENT PURSUANT TO THIS GUARANTEE OF THE NOTES AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE ELEVEN OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH

INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company’s obligations under the Notes, the Indenture and the Security Documents and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee or the Collateral Agent, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, if the undersigned Guarantor satisfies the provisions of Section 11.04 of the Indenture, it shall automatically be released of its obligations hereunder without the necessity of any action being taken by any Person and regardless of whether this Guarantee is amended to reflect such release. This is a Guarantee of payment and not a guarantee of collection.

For purposes hereof, the undersigned Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under this Guarantee of the Notes, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Company under the Notes, the Indenture and the Security Documents and (b) the amount, if any, which would not have (A) rendered such Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time this Guarantee of the Notes was entered into, or at the time the undersigned Guarantor Incurred liability hereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left the undersigned Guarantor with debts beyond its ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed pursuant to its Guarantee of the Notes is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of the undersigned Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

The undersigned Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee of the Notes and to constitute the valid obligation of such Guarantor have been done and performed and have happened in due compliance with all applicable laws.

The terms of this Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York.

Capitalized terms used herein have the same meanings given in the Indenture, dated as of November 13, 2003 (the “Indenture”), among the Dollar Financial Group, Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, unless otherwise indicated.

Dated:

[Insert Name of Guarantor]

By:
Name:
Title:

EXHIBIT E—Form of Supplemental Indenture

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “supplemental indenture”), dated as of                                                         , between                                     (the “Guarantor”), a direct or indirect subsidiary of Dollar Financial Group, Inc. (or its successor), a New York corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 13, 2003, providing for the issuance of 9.75% Senior Notes due 2011 (the “Notes”).

WHEREAS, Section 5.16 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes, the Indenture and the Security Documents pursuant to a Guarantee of the Notes on the terms and conditions set forth herein;

WHEREAS, Section 10.01(d) of the Indenture permits a Guarantor to supplement the Indenture to provide additional benefits to Holders of the Notes without the consent of any Holders; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures.

2.             AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes, the Indenture and the Security Documents on the terms and subject to the conditions set forth in Article Eleven of the Indenture and to be bound by all other applicable provisions of the Indenture.

3.             NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement, the Pledge Agreements or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.             EFFECTIVENESS. This supplemental indenture shall be effective upon execution by the parties hereto.

5.             RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this supplemental indenture.

E-1

6.             NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

7.             COUNTERPARTS. The parties may sign any number of copies of this supplemental indenture (including by telecopier transmission). Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Insert Name of Guarantor]

By:
Name:
Title:

E-2